Exhibit 1.01

Conflict Minerals Report of Woodward, Inc.

For the reporting period from January 1, 2023 to December 31, 2023

This Conflict Minerals Report (the “Report”) of Woodward, Inc. (the “Company,” “Woodward,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD (“Form SD”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) for the reporting period January 1, 2023 to December 31, 2023 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain conflict minerals (as defined below) are necessary to the functionality or production of such products. As defined in Form SD, and as used herein, “conflict minerals” means: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country” as defined in Form SD (collectively, the “Covered Countries”).

Woodward’s Manufactured and Contracted-to-Manufacture Products

Woodward, including our consolidated subsidiaries, manufactures and sub-contracts for the manufacture of products for which conflict minerals are necessary to the functionality or production of those products. We provide energy control and optimization solutions for the aerospace and industrial market segments through the precise and efficient control of fluid and electrical energy, combustion, and motion. Please see (i) our Form SD for a detailed description of our products, including those products that we believe are likely to contain one or more conflict minerals, and (ii) Item 1 in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for a more detailed description of our business, markets, services and product applications.

The Company’s Due Diligence Process

The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development’s (“OECD”), “OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas,” Third Edition (2016), including applicable supplements thereto (the “OECD Guidelines”).

Woodward has implemented or is addressing each of the steps in the OECD 5-step due diligence framework as discussed or referenced below:

1.
Establish strong company management systems
a.
Company conflict minerals policy

Woodward has adopted a written conflict minerals policy (the “Conflict Minerals Policy”). The Conflict Minerals Policy affirms the Company’s commitment to responsible sourcing of minerals from conflict affected and high-risk areas. The policy is publicly available and can be accessed at https://www.woodward.com/en/about/corporate-governance/compliance. The policy is reviewed annually to determine if any revisions are appropriate.

b.
Internal management structure

Pursuant to the Conflict Minerals Policy, the Senior Vice President, Global Sourcing is responsible for ensuring our compliance with conflict minerals reporting requirements. Senior Global Sourcing leadership oversees the day-to-day conflict minerals program activities, and they provide regular updates on the conflict minerals program to the Senior Vice President, Global Sourcing. Woodward’s Director of Governance and Securities serves as an advisor on conflict minerals compliance. When appropriate, conflict minerals and our conflict minerals program are a topic of discussion and review by our Board of Directors, or an appropriate committee thereof. Global Sourcing is responsible for reaching out to the Company’s in-scope suppliers on an ongoing basis to collect information, including, once per year, a Conflict Minerals Reporting Template (“CMRT”), regarding the presence and sourcing of conflict minerals in the products supplied to the Company. Other functions within Woodward provide focused support as required. These actions have aligned existing strategic and organizational structures to address the due diligence and reporting requirements of Rule 13p-1.

c.
System of controls and transparency over the mineral supply chain

Our enterprise resource planning (“ERP”) systems provide controls over our supply chain. The ERP systems currently provide:

•
Identification of the end item products we provide to each of our customers;
•
Shipping transaction history to assist in bounding our sales/shipments by calendar year as required by Rule 13p-1;
•
A bill of material identifying all of the components and materials in each of our end item products;
•
A purchasing history of each of our purchased components and raw materials and the identification of the suppliers used for these purchases;
•
A receiving inspection function that accepts or rejects purchased components and raw materials based upon whether the purchased items meet or do not meet the specification requirements (including specified material requirements) of the associated drawing or other specification documents. This is accomplished by a combination of direct measurements / inspections of the actual parts, or by reviewing the existence and completeness of formal supplier certifications to selected specifications, such as certifying proper use of specified aluminum or steel specifications.

We have contracted with Assent Compliance, Inc., a provider of compliance solutions, (“Assent”) to license the Assent Sustainability Manager (“ASM”) and we utilize Assent’s support services to automate the supplier inquiry, data collection and data validation tasks essential for RCOI. In addition, Woodward maintains full membership with the Responsible Materials Initiative (“RMI”).

d.
Strengthen Company engagement with suppliers

Woodward is committed to conducting business in a socially responsible manner and is determined to partner with suppliers who are similarly committed. We continue to engage with our suppliers regarding conflict minerals requirements. Our purchase order terms and conditions and our standard long-term supplier agreement (collectively, our “supplier terms”) require our suppliers to support our conflict minerals reporting. Woodward reviews the conflict minerals provisions in our supplier terms on a regular basis. We desire to achieve improved supply chain transparency and responsible sourcing, with the ultimate goal of obtaining full material disclosure (substance, content-by-weight, raw material smelter sources) to increase the traceability of materials from each supplier.

By accepting a Woodward purchase order, a Woodward supplier:

“…warrants and certifies that it complies with Section 1502 of the Dodd Frank Act and the Final Rule issued by the U.S. Securities and Exchange Commission, and any subsequent rules and regulations related thereto issued by the United States Government and, where identified by Woodward, other governments and/or authorities in regions that Woodward provides its products (“Conflict Minerals Regulations”), and has implemented compliant processes to ensure its suppliers are in compliance with the Conflict Minerals Regulations.

Where Seller does not have direct and formal reporting requirements under the Conflict Minerals Regulations, and upon request by Buyer, Seller agrees to provide due diligence and Responsible Country of Origin Inquiry (“RCOI”) information under this Agreement to Buyer in support of Buyer’s reporting requirements (the “RCOI Requirements”).

Further, Seller shall promptly comply with all requests by Buyer to provide documentation, and other substantiating data and assurances with respect to its compliance with Conflict Minerals Regulations and the RCOI Requirements as Buyer may deem necessary from time to time. In the event: (a) Buyer deems Seller is not in compliance with the Conflict Minerals Regulations or the RCOI Requirements, (b) Buyer is not satisfied with the outcome of any review of Seller documentation and/or data or otherwise, or (c) Seller does not provide the documentation, other data and/or other further assurances to Buyer as requested by Buyer, Buyer shall have the right to terminate this Order or any portion thereof without penalty or further liability to Buyer.”

Woodward conducts one-on-one contact sessions with suppliers to address their inquiries and provide guidance where needed. Through our contract with Assent, our suppliers have access to an extensive suite of training videos, slide decks, how-to manuals and regulation guidance documents. Our suppliers also have access to online chat with an Assent specialist if they have difficulties or questions while preparing their responses.

e.
Establish a company-level, or industry-wide, grievance mechanism as an early warning risk-awareness system

Woodward has a comprehensive Code of Business Conduct and Ethics (the “Code”) and employees receive regular training on a variety of ethics and compliance topics. Woodward also has robust reporting mechanisms for employees’ ethics concerns and grievances, including concerns regarding our supply chain and ethical sourcing. All Woodward employees have the right and responsibility to promptly report concerns, including but not limited to suspected or known violations of applicable law or regulation. Any person may choose to report any such concerns to their leader or any Company leader, Human Resources, Legal & Compliance, any member of Woodward’s Business Conduct Oversight Committee, any Company Officer, or any member of the Company’s Board of Directors. Additionally,

Woodward has established an Ethics Help Line, facilitated by a third party, that employees as well as any third party can contact to report concerns, anonymously or with attribution at the employee’s election. The reporting mechanisms are set forth in the Code which is available on our website, and the concepts are reinforced during employee trainings. Investigations of alleged violations are handled by a Company-level Business Conduct Oversight Committee and overseen by the Audit Committee of the Board of Directors.

Woodward suppliers are encouraged to contact their Woodward point of contact or the Ethics Help Line if they believe elements of Woodward direction may cause them to be noncompliant with Woodward’s stated social responsibility goals and compliance requirements. Woodward global sourcing members are also available to help our direct suppliers with compliance issues they may have with their suppliers regarding our flow down contract requirements. Suppliers’ conflict minerals representatives may also contact Woodward’s Product Material Compliance team, who will facilitate the appropriate guidance or resolution regarding such issues. Further, Woodward has adopted a Supplier Code of Conduct, which can be found at https://www.woodward.com/en/about/supplier-overview/supplier-code-of-conduct.

2.
Identify and assess risks in the supply chain

Woodward is a downstream manufacturer. As such, Woodward does not control the origin, source or composition of many of the materials provided by our suppliers. Consequently, we ask our suppliers to inquire, identify, and conduct data collection and due diligence activities, which in turn are fundamental elements of our due diligence activities. Woodward analyses the data collected from our in-scope suppliers for accuracy and completeness in order to identify and assess risks in the Woodward supply chain. This analysis includes:

•
the initial smelter checklist analysis contained in the CMRT;
•
Assent validation of smelter or refiner (“SOR”) lists in the supplier CMRTs, using an extensive database consisting of the RMI, Responsible Jewelry Council (“RJC”), and London Bullion Market Association (“LBMA”) validated SOR lists, and the results of Assent’s extensive internal and independent SOR validation efforts; and
•
the indirect analysis input that Woodward has acquired as a result of submitting interim roll-up CMRTs to our customers and receiving analysis results from the various software applications they use.

ASM generates for us the Woodward CMRT based on the valid supplier CMRTs we receive. We then compare the SOR list in the Woodward CMRT against the RMI SOR list and the RMI compliance and country of origin databases to ensure the accuracy of our data as of the conclusion of our conflict minerals campaign.

We use supplier CMRTs to identify the parent companies of our suppliers (if any), parent company contact data (if applicable), and whether the supplier reported conflict minerals data at the parent company level or at the affiliate level. The information we gather using this approach enables us to improve the targeting of future campaigns.

Data from our suppliers can be inaccurate or incomplete. For example, from time to time our suppliers report smelters in their supply chain (i) that do not match publicly available smelter data and therefore cannot be confirmed as a smelter, or (ii) for which the conflict-free sourcing status has not validated. In such cases, ASM automatically provides a corrective action request to suppliers . Assent and Woodward jointly work with suppliers needing additional assistance to correct or eliminate these undetermined inputs as appropriate.

There is significant overlap between our RCOI efforts and our due diligence measures performed. Our RCOI process is described in our Form SD.

3.
Design and implement a strategy to respond to identified risks
a.
Report and implement a strategy to respond to identified risks

In 2023, Woodward continued to work closely with Assent to perform assessments of supplier-provided SOR data as described in the “Woodward Calendar Year 2023 Due Diligence Results” section of this Report. Both of our business segments also conduct periodic reviews of critical supply chain matters for the segment, including conflict minerals and product materials compliance. Additionally, each year, senior Global Sourcing leadership engages in a strategic planning review and a mid-year review with senior management of the Company to provide strategic oversight of our supply chain strategies and performance.

b.
Devise and adopt a risk management plan

Woodward has several established procedures and tools that form the foundation of the conflict minerals aspects of our risk management plan. These procedures and tools include but are not limited to our supplier approval process, our purchasing procedures, our purchase order and supplier agreement terms and conditions (described in Due Diligence section 1d above), our supplier registration portal and our parts transition process, as well as the evaluation of other existing and possible future software solutions. In addition, Assent and ASM enable us to perform a risk assessment of, and assign a risk rating to, each supplier CMRT we receive.

c.
Implement a risk mitigation plan

Together with more than 200 other companies, Woodward co-signs an annual letter coordinated by Assent. This letter is sent to every SOR that has not completed or that was not actively participating in an independent conflict-free sourcing practices audit. The purpose of the letter is to encourage participation in an independent third-party audit program and the use of conflict-free sourcing practices, and to leverage the collective influence we may have on the SORs. We also send letters directly from Woodward to our suppliers who do not adequately respond to our initial data requests.

4.
In 2023, Woodward continued to engage in additional fact finding and risk assessments to identify risks requiring mitigation or after a change in circumstances. Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain

Woodward is significantly downstream in the supply chain from smelters and refiners. In order to obtain SOR information, Woodward seeks information from our upstream suppliers and from third party data aggregating services. Woodward is an RMI member and leverages the RMI Responsible Minerals Assurance Process and the resulting audit data from that program.

5.
Report annually on supply chain due diligence

The Form SD is posted within our SEC filings at https://ir.woodward.com/financials/sec-filings/default.aspx. This Report and Woodward’s Conflict Minerals Policy can be found at https://www.woodward.com/en/about/corporate-governance/compliance.

Woodward Calendar Year 2023 Due Diligence Results

Woodward Conflict Minerals Data Requests and Supplier Responses (the Due Diligence in Acquiring Supplier Data)

We initiated our 2023 campaign for in-scope Woodward suppliers in November 2023 by sending CMRT requests. All CMRT requests were sent at the part level. If suppliers were unable to provide part-level CMRTs, then we accepted company-level CMRTs. To eliminate ambiguity in our requests to suppliers, we provide each in-scope supplier a complete list of the specific parts that Woodward purchased from them that were incorporated into our calendar year shipments.

As part of the 2023campaign, two follow-up inquiries were sent to non-respondents and, where suppliers had still not responded, we followed up with three further “escalation” inquiries. As part of the escalation, Assent separated those suppliers who reported a “no 3TG” status for2022 into a separate simplified campaign, asking them if they could confirm their “no 3TG” status for 2023. Additionally, Woodward twice followed-up with suppliers that returned incomplete or invalid CMRTs with corrective action requests.

Summary results for our 2023 campaign, as of April 29, 2024 are as follows:

•
We campaigned 2,300 suppliers (compared to 1,774 suppliers in 2022)
•
We received CMRTs from 1,216 suppliers for a response rate of 53% (in 2022, we received CMRTs from 1,041 suppliers for a 59% response rate)
•
1005 suppliers, or 44% of the suppliers we campaigned, returned valid CMRTs (compared to 971, or 55%, in 2022)
•
175, or 14%, of our supplier CMRT responses were made at the Woodward-requested part level (compared to 139, or 14%, of CMRT responses last year)

We continue to make improvements in identifying suppliers who do not supply parts to us that contain 3TG, which has enabled us to engage in more direct campaigns with targeted suppliers. However, despite improved targeting, we saw a modest decrease in our supplier response rate.

Additionally, while our part level response rate remained flat year over year, we sent all CMRT requests at the part level for the first time in our 2023 campaign. We continue to engage with our in-scope suppliers to encourage and assist them in providing part-level data.

Supplier Response Assessment (Smelter Determination Due Diligence)

ASM generated an integrated roll-up CMRT from all valid supplier CMRTs received as of April 29, 2024. This resulted in 354 SORs with RMI identification numbers who provide, through our supply chain, conflict minerals used in Woodward’s products. See Exhibit A to this Report for a list of these 354 SORs. Woodward conducts no direct transactions and has no contractual relationship with these SORs or their sources of ore.

We used RMI’s SOR compliance status data and the results of our 2023 campaign, in each case as of April 29, 2024, to evaluate the 354 SORs with respect to RMI compliance. The summarized results are as follows:

•
225 SORs were determined by RMI to be “conformant”, meaning the SOR has been verified as having completed a responsible mineral sourcing validation program
•
9 SORs are designated by RMI as “active”, meaning the SOR has begun participating in a responsible mineral sourcing validation program
•
91 SORs had other RMI designations
•
29 SORs are designated by RMI as “non-conformant” (compared to 24 in the prior year)

We have identified 38 SORs in our supply chain that are categorized as “high risk” based on the sourcing practices and relationships of the applicable SOR. Woodward will conduct an outreach via Assent to our suppliers who utilize one or more of the 38 high risk SORS and to encourage these suppliers to (i) request that the applicable SORs participate in a responsible mineral sourcing validation program, and/or (ii) find alternative sourcing relationships with conformant SORs.

Certain suppliers reported potential sourcing from a gold smelter in the Uganda that has not been assessed by RMI (CID003185 – African Gold Refinery)(“AGR”). On March 17, 2022, the U.S. Department of the Treasury added African Gold Refinery in Uganda to the OFAC’s Specially Designated Nationals (SDN) List. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of the supply chains and goods, we are unable to confirm if minerals from AGR are in our products. Woodward is in contact with suppliers who reported potential sourcing from AGR and will continue to engage with those suppliers to improve due diligence efforts and transparency.

Smelter or Refiner Mine Country of Origin Results

Mine country of origin data was available for all 225 of the conformant SORs. Of these 225 SORs, the mine country of origin data for 59 were provided on an aggregate basis to RMI by the LBMA. See Exhibit B to this Report for our country of origin findings as of April 29, 2023.

Concluding Statement

Woodward continues to refine our supplier conflict minerals risk analysis, relevant supplier identification, SOR identification, and mine country of origin through improvements in our due diligence activity, our use of the ASM and other Assent services, and our association memberships. However, because (i) Woodward has not yet achieved a 100% supplier response rate; (ii) a significant majority of our supplier responses are still at a company level and not yet focused on Woodward specific parts; and (iii) complete SOR conflict status and mine country of origin data is not yet available from centralized sources specializing in the collection and assessment of such data, Woodward does not have sufficiently complete or discriminating data at this time to confirm the conflict-free or may-not-be-conflict-free status of any of its product families or individual products. We have also found that many supplier respondents have supply chains using SORs that were not conformant to a responsible mineral sourcing validation program, and we will continue to actively address this issue to mitigate such usage through targeted supplier outreach enabled by our use of ASM and other Assent services. Woodward is continuing our efforts and progress on the improvement actions described above.

Exhibit A: Smelter and Refiner List

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID (from RMI)
Gold	8853 S.p.A.	Italy	CID002763
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	African Gold Refinery*	Uganda	CID003185
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	Alexy Metals	United States Of America	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	Dongwu Gold Group	China	CID003663
Gold	Dowa	Japan	CID000401

Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa	CID004604
Gold	Impala Rustenburg	South Africa	CID004610
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937

Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Pease & Curren	United States Of America	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Sovereign Metals	India	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153

Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tin	Alpha	United States Of America	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Dowa	Japan	CID000402
Tin	DS Myanmar	Myanmar	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Panca Mega Persada	Indonesia	CID001457

Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Super Ligas	Brazil	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494

Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724

Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662

*Certain suppliers reported potential sourcing from this entity. On March 17, 2022, the U.S. Department of the Treasury added this entity to the OFAC’s Specially Designated Nationals (SDN) List. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of the supply chains and goods, we are unable to confirm if minerals from this entity are in our products.

Exhibit B: Mine Country of Origin Data

Potential Countries of Origin for Conflict Minerals associated with the SORs listed in Exhibit A

Algeria	Andorra	Antigua and Barbuda
Argentina	Australia	Austria
Azerbaijan	Bahamas	Bangladesh
Barbados	Belarus	Belgium
Benin	Bolivia	Bosnia and Herzegovina
Botswana	Brazil	Bulgaria
Burkina Faso	Burundi	Cambodia
Cameroon	Canada	Cayman Islands
Chile	China	Chinese Taipei
Colombia	Congo, Democratic Republic of	Costa Rica
Ivory Coast	Croatia	Curacao
Cyprus	Czech Republic	Denmark
Dominican Republic	Ecuador	Egypt
El Salvador	Estonia	Ethiopia
Fiji	Finland	France
French Guiana	Georgia	Germany
Ghana	Greece	Grenada
Guatemala	Guinea	Guyana
Honduras	Hong Kong	Hungary
Iceland	India	Indonesia
Ireland	Israel	Italy
Jamaica	Japan	Jordan
Kazakhstan	Kenya	Korea, Republic of
Kuwait	Kyrgyzstan	Laos
Latvia	Lebanon	Liberia
Liechtenstein	Lithuania	Luxembourg
Macao	Madagascar	Malaysia
Mali	Malta	Mauritania
Mauritius	Mexico	Monaco
Mongolia	Morocco	Mozambique
Myanmar	Namibia	Netherlands
New Zealand	Nicaragua	Niger
Nigeria	Norway	Oman
Pakistan	Panama	Papua New Guinea
Peru	Philippines	Poland
Portugal	Puerto Rico	Romania
Russia	Rwanda	Saint Kitts and Nevis
Saudi Arabia	Senegal	Serbia
Sierra Leone	Singapore	Sint Maarten
Slovakia	Slovenia	South Africa
Spain	St Vincent and Grenadines	Sudan
Suriname	Sweden	Switzerland
Tajikistan	Tanzania	Thailand
Trinidad and Tobago	Tunisia	Turkey

Turks and Caicos	Uganda	Ukraine
United Arab Emirates	United Kingdom	United States of America
Uruguay	Uzbekistan	Vietnam
Zambia	Zimbabwe